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                                                                    Exhibit 10.3

       FORM OF BUSINESS RETENTION AND DEVELOPMENT AGREEMENT BETWEEN F.N.B.
                       CORPORATION AND WILLIAM C. SONNTAG

                       BUSINESS RETENTION AND DEVELOPMENT
                                    AGREEMENT

This Business Retention and Development Agreement ("Agreement") made this ____ day of _______________, 2004, by and between F.N.B. Corporation and William Sonntag ("Sonntag") provides as follows:

                                   WITNESSETH

WHEREAS, F.N.B. Corporation (F.N.B. Corporation and subsidiaries are collectively referred to as the "Corporation") contemplates the consummation of an Agreement and Plan of Merger ("Merger") between Corporation and Slippery Rock Financial Corporation (Slippery Rock Financial Corporation and subsidiaries are collectively referred to as "Slippery Rock"); and

WHEREAS, the Corporation desires to assure itself of the benefits of Sonntag's community relations, customer knowledge and customer contacts; and

WHEREAS, Sonntag is willing to provide his expertise in those areas under the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth in this Agreement and intending to be legally bound, the parties agree as follows:

1.    RECITALS.

The parties incorporate the above recitals by reference.

2.    SCOPE OF WORK.

Sonntag shall provide the following services for the Corporation following the
Merger:

            (1) Assist in identifying, developing and generating new business for the Corporation;

            (2) Assist in the retention of existing customers of Slippery Rock as customers of the Corporation;


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            (3)   Serve as a liaison between the Corporation and the former
            market areas of Slippery Rock and its customers; and

            (4) Represent the Corporation in connection with community affairs and community development outreach initiatives.

3.    WORK SCHEDULE.

Sonntag shall set his own working hours and Sonntag shall be free to devote time to any other enterprise without the approval or consent of the Corporation except as restricted by Non-Competition Agreement between the Corporation and Sonntag dated __________, 2004.

4.    COMPENSATION.

4.01 The Corporation shall pay Sonntag _________ annually in twenty-four (24) equal installments on the 1st and 15th of each month.

4.02 Any costs associated with Sonntag's work, including telephone, postage, equipment and supplies will be at the sole expense of Sonntag unless otherwise agreed in advance by the Corporation. Sonntag may bill the Corporation for all expenses previously approved such as travel and overnight accommodations.

5.    TAXES AND WITHHOLDING.

5.01 The parties expressly understand, acknowledge and agree that Sonntag is not an employee of the Corporation and accordingly, the Corporation will not treat Sonntag, as an employee for federal, state or local tax purposes. Sonntag understands and agrees that the Corporation shall make no withholding or deduction of federal, state or local income tax, federal unemployment tax or payments under the Federal Insurance Contributions Act (social security or medicare taxes) on his behalf. The parties acknowledge and agree that Sonntag is individually responsible for the payment of any and all such taxes.

5.02 In the event the Corporation is held to be liable for any withholding taxes associated with Sonntag's compensation under this Agreement, Sonntag agrees to indemnify, defend and hold harmless the Corporation for all such withholding payments made or payable by the Corporation on Sonntag's behalf.

6.    BENEFITS.

Sonntag understands he is not an employee of the Corporation and thus is not entitled to any benefits provided by the Corporation to its employees or to the employees of its affiliates or


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subsidiaries, including, but not limited to, group health and life insurance, pension plan benefits and similar benefits.

7.    CONFIDENTIAL INFORMATION.

7.01 Sonntag may not disclose and shall not use for his own benefit any Confidential Information. "Confidential Information" means all information concerning or related to the business, operations, financial condition or prospects of the Corporation or any of its affiliates, obtained by Sonntag in connection with his performance of services under this Agreement, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include:

      (a) all information regarding the officers, directors, employees, equity holders, customers and suppliers of the Corporation and its affiliates, in each case whether past, present or prospective;

      (b) all software, inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Corporation and its affiliates known to Sonntag prior to the date of the termination of his engagement by the Corporation; and

      (c) all financial statements, audit reports, budgets and business plans or forecasts of the Corporation and its affiliates.

7.02 All papers, contracts, files, books and records of every kind relating to the business and affairs of the Corporation, whether or not prepared by Sonntag, shall be the sole and exclusive property of the Corporation. Sonntag shall sign all necessary documents, including but not limited to, any assignments as the Corporation may reasonably determine are necessary or desirable in order to give effect to this Section. Promptly after termination of this Agreement for any reason, Sonntag shall return to the Corporation any Confidential Information that is in Sonntag's possession.

7.03 Sonntag acknowledges that securities law prohibits any person who has received non-public information from purchasing or selling any securities of the Corporation or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, in connection with, or reliance upon, such material non-public information.

7.04  This Section 7 shall survive any termination of this Agreement.

8.    TERM.


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8.01  This Agreement shall commence on the later of the date of consummation of the Merger or approval of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, if necessary, and end thirty-six (36) months later. The Corporation shall use commercially reasonable efforts to obtain approvals of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

8.02 The Corporation may terminate this Agreement at any time if Sonntag fails to perform the duties required under the terms of this Agreement to the reasonable satisfaction of the Corporation or if Sonntag is in violation of this or any other agreement with the Corporation.

9.    GOVERNING LAW.

This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of law principles.

10.   SEVERABILITY.

Any provision of this Agreement which is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or effectuating the validity or enforceability of such provision in any other jurisdiction.

11.   CAPTIONS.

The section captions contained in this Agreement are inserted for reference and convenience purposes only and in no way define, limit or describe the scope or intent of this Agreement or any particular paragraph or section or the proper construction.

12.   AMENDMENTS.

This Agreement may not be modified, amended or terminated except by writing signed by both parties to the Agreement.

13.   SUCCESSORS AND ASSIGNS.

This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

14.   NOTICES.



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14.01 All notices, consents, requests, demands and other communications required or permitted hereunder:

      (a)   shall be in writing;

      (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or facsimile (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

      (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's facsimile voucher showing that such communication was sent to the appropriate number on a specified date.

14.02 All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five (5) business days' prior notice:

      If to F.N.B. Corporation:                 If to William Sonntag:

      Stephen J. Gurgovits
      One F.N.B. Boulevard, 6th Floor
      Hermitage, PA 16148
      Facsimile: 724-983-3515

      With Copy to:

      Legal Department
      One F.N.B. Boulevard, 1st Floor
      Hermitage, PA 16148
      Facsimile: 724-983-3349



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                         F.N.B. Corporation

                                         By:____________________________________

                                         Name:

                                         Title:

                                         William Sonntag




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